                                                                       EXHIBIT 3

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                     UNITED COMPANIES FINANCIAL CORPORATION

         Pursuant to the provisions of Section 31 of the Louisiana Business Corporation Law, La. R.S. 12:31, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation for the purpose of (i) eliminating the right of a director, absent from any meeting of the Board of Directors or any committee thereof, to be represented thereat by another director or by a shareholder; (ii) requiring the affirmative vote of the holders of no less than 80% of the total voting power of all shares of the Corporation to amend, alter, change, waive or repeal, directly or indirectly, or to adopt any provision inconsistent with, certain provisions of the Corporation's by-laws, as amended by the Board of Directors on and effective as of January 31, 1995; (iii) eliminating the right of shareholders to act by written consent, and requiring a written request signed by the holders of no less than 66 2/3% of the total voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, to call a special meeting of shareholders; and (iv) requiring the affirmative vote of the holders of no less than 80% of the total voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, to amend, alter, change, waive or repeal, directly or indirectly, or to adopt any provision inconsistent with, any provisions of the Articles of Incorporation that are amended pursuant to these Articles of Amendment, as more fully set forth in Article 2 of these Articles of Amendment.

                                    ARTICLE 1

         The name of the Corporation is UNITED COMPANIES FINANCIAL CORPORATION.

                                    ARTICLE 2

         The following amendments to the Articles of Incorporation were adopted by the shareholders of the Corporation on June 14, 1995.

         (a) The Articles of Incorporation are hereby amended by deleting in its entirety the existing Section 3 of Article V.

         (b) The Articles of Incorporation are hereby further amended by redesignating Section 4 of Article V as Section 3 of Article V and by amending such Section to read in its entirety as follows:

                                   "ARTICLE V

                                      * * *

                Section 3. The by-laws of the Corporation may be made, altered, amended, changed, waived or repealed, and new by-laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of those directors present at any meeting of the directors; subject, however, to the right of the shareholders to alter, amend, change, waive or repeal any by-laws made or amended by the directors. The by-laws may contain any provision relating to the business of the Corporation, the conduct of its affairs, its rights or powers, or the rights or powers of its shareholders, directors or officers, not inconsistent with law or these Articles of Incorporation, as heretofore or hereafter amended. Notwithstanding the foregoing, Sections 2.2, 2.3, 2.8, 4.1, 4.13 and

         4.16 and Subsection 4.9.2 of the Corporation's by-laws, as amended by the Board of Directors on and effective as of January 31, 1995, may not be amended, altered, changed, waived or repealed, directly or indirectly, nor may any provision inconsistent with such Sections be adopted, except by the affirmative vote of the holders of no less than 80% of the total voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Further, any other provisions of these Articles of Incorporation or the by-laws notwithstanding (and in addition to any other vote that may be required by law, these Articles of Incorporation or the by-laws), there shall be required to amend, alter, change, waive or repeal, directly or indirectly, or to adopt any provision inconsistent with, this Section 3 of Article V the affirmative vote of the holders of no less than 80% of the total voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class."

         (c) The Articles of Incorporation are hereby further amended by amending Article XII to read in its entirety as follows:

                                  "ARTICLE XII

                No action shall be taken by the shareholders of the Corporation except at an annual or special meeting of shareholders of the Corporation. A special meeting of the shareholders of the Corporation may be called by the shareholders, but only by a written request therefor, stating the purpose or purposes thereof, delivered to the secretary of the Corporation and signed by the holders of no less than 66 2/3% of the total voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding any other provision of these Articles of Incorporation or the by-laws (and in addition to any other vote that may be required by law, these Articles of Incorporation or the by-laws), there shall be required to amend, alter, change, waive or repeal, directly or indirectly, or to adopt any provision inconsistent with, this Article XII the affirmative vote of the holders of no less than 80% of the total voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class."

                                    ARTICLE 3

         The number of shares of the Corporation outstanding at the time of the adoption of such amendments was 13,885,505 and the number of shares entitled to vote thereon was the same.

                                    ARTICLE 4

         The number of shares present or represented at the meeting with regard to the amendment set forth in Article 2(a) above was 8,386,306 and a majority of such shares voted in favor thereof. The number of shares voted for, voted against and which abstained from such amendment was as follows:

         For:  6,692,651      Against:  1,528,492        Abstain:  165,162



                                    ARTICLE 5

         The amendment reflected in Article 2(b) above was submitted to the shareholders of the Corporation for approval in four subparts, each of which was separately voted on at the meeting. The number of shares present or represented at the meeting with respect to each such subpart, was 8,386,305, 8,386,306, 8,386,306 and 8,386,526, respectively, and a majority of such shares for each such subpart voted in favor thereof. The number of shares voted for, voted against and which abstained from each such subpart of the amendment set forth in
Article 2(b) above was as follows:

         Subpart (i):

         For:  6,133,487   Against:  2,135,665        Abstain:  117,153

         Subpart (ii):

         For:  6,472,883   Against:  1,720,953        Abstain:  192,470

         Subpart (iii):

         For:  6,604,919   Against:  1,573,532        Abstain:  207,855

         Subpart (iv):

         For:  6,631,675   Against:  1,575,611        Abstain:  179,240


                                    ARTICLE 6

         The amendment reflected in Article 2(c) above was submitted to the shareholders of the Corporation for approval in two subparts, each of which was separately voted on at the meeting. The number of shares present or represented at the meeting with respect to each such subpart, was 8,386,306 and 8,386,307, respectively, and a majority of such shares for each such subpart voted in favor thereof. The number of shares voted for, voted against and which abstained from each subpart of the amendment set forth in Article 2(c) above was as follows:

         Subpart (i):

         For:  6,160,607      Against:  1,953,505        Abstain:  272,194

         Subpart (ii):

         For:  5,995,695      Against:  2,251,905        Abstain:  138,707

         Executed this 19th day of June, 1995, by the undersigned officers of the Corporation in the presence of the undersigned competent witnesses.

WITNESSES:                         UNITED COMPANIES FINANCIAL CORPORATION

/s/ JESSE O. GRIFFIN               By: /s/ JOHN D. DIENES
--------------------------            ------------------------------------------
  Jesse O. Griffin                     John D. Dienes, President

/s/ GORDON S. LEBLANC, JR.         By: /s/ SHERRY E. ANDERSON
--------------------------            ------------------------------------------
  Gordon S. LeBlanc, Jr.               Sherry E. Anderson, Secretary

STATE OF LOUISIANA
PARISH OF EAST BATON ROUGE

         I, J. Michael Robinson, a Notary Public duly qualified and commissioned in and for the Parish and State aforesaid, do hereby certify that on this 19th day of June, 1995, personally appeared before me, John D. Dienes, and Sherry E. Anderson, who, being first duly sworn by me declared that the are the President and Secretary, respectively, of United Companies Financial Corporation, that they signed this document as President and Secretary of that Corporation and that the statements contained therein are true.

                                              /s/  J. MICHAEL ROBINSON
                                   ---------------------------------------------
                                   Notary Public